Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS THIRD QUARTER 2019 RESULTS

•        Quarterly revenue of $555 million

•        Medical revenue growth of 33% year-over-year

•        A&D revenue growth of 10% year-over-year

•        Quarterly gross margin expansion of 60 bps to 9.5%

•        Quarterly EPS of $0.19 ($0.36 non-GAAP)

TEMPE, AZ, October 24, 2019 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the third quarter ended September 30, 2019.

	Three Months Ended
	Sep 30,	Jun 30,	Sep 30,
In millions, except EPS	2019	2019	2018
Sales	$555	$602	$641
Net income	$7	$9	$8
Net income – non-GAAP(1)	$14	$14	$15
Diluted EPS	$0.19	$0.24	$0.17
Diluted EPS – non-GAAP(1)	$0.36	$0.36	$0.33

Operating margin	1.8%	2.0%	1.7%
Operating margin – non-GAAP(1)	3.2%	3.1%	2.9%

(1)  A reconciliation of GAAP and non-GAAP results is included below.

Jeff Benck, Benchmark's President and CEO stated, “We are pleased with the solid execution of our team in the third quarter.  Revenues were up year-over-year in our Medical and Aerospace & Defense (A&D) markets with non-GAAP gross margins improving 60 bps sequentially to 9.5% and operating margins up 10 bps sequentially to 3.2% respectively.”

“We are laying the groundwork for an even stronger Benchmark with the progress our engaged team has made on our strategic priorities which are focused on:  improving our go-to-market approach, driving continued operational efficiencies, centralizing our G&A organization, and accelerating our solutions in the market.”

Cash Conversion Cycle

	Sep 30,	Jun 30,	Sep 30,
	2019	2019	2018

Accounts receivable days	56	54	64
Contract asset days	26	23	22
Inventory days	57	52	49
Accounts payable days	(53)	(61)	(57)
Customer deposits	(7)	(3)	(4)
Cash Conversion Cycle days	79	65	74

Third Quarter 2019 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Sep 30,		Jun 30,		Sep 30,
Higher-Value Markets	2019		2019		2018
Industrials	$115	21%	$115	19%	$128	20%
A&D	115	21	107	18	105	16
Medical	128	23	114	19	96	15
Semi-Cap	68	12	63	10	77	12
	$426	77%	$399	66%	$406	63%

	Sep 30,		Jun 30,		Sep 30,
Traditional Markets	2019		2019		2018
Computing	$59	11%	$133	22%	$146	23%
Telecommunications	70	12	70	12	89	14
	$129	23%	$203	34%	$235	37%
Total	$555	100%	$602	100%	$641	100%

Overall, higher‐value markets were up 5% year‐over‐year due to growth in Medical and A&D, despite softer demand in Semi-Cap.  Traditional market revenues were down 45% year-over-year primarily from legacy Computing revenues.

Fourth Quarter 2019 Outlook

•        Revenue between $520 - $570 million

•        Diluted GAAP earnings per share between $0.21 - $0.29

•        Diluted non-GAAP earnings per share between $0.34 - $0.42 (excluding restructuring charges and other costs and amortization of intangibles)

Restructuring charges are expected to range between $3.5 million to $4.5 million in the fourth quarter.

Third Quarter 2019 Results Conference Call Details

A conference call hosted by Benchmark management will be held today at 5:00 p.m. Eastern Time to discuss the Company’s financial results and outlook.  This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle; leading through its innovative technology and engineering design services; leveraging its optimized global supply chain; and delivering world-class manufacturing services in the following industries: aerospace and defense (A&D), medical, complex industrials, semiconductor capital equipment (Semi-Cap), next-generation telecommunications and advanced computing.  Benchmark’s global operations network includes facilities in seven countries and common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts.  Forward-looking statements include, among other things: guidance for 2019 results; projected annual revenues resulting from new program bookings; statements, express or implied, concerning future operating results or margins, the ability to generate sales and income or cash flow; and Benchmark’s business and growth strategies and expected growth and performance.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to operations, markets and the business environment generally.  If one or more of these risks or uncertainties materializes, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.  Readers are advised to consult further disclosures on these risks and uncertainties, particularly in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent filings with the Securities and Exchange Commission.  All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and it assumes no obligation to update them.

Non-GAAP Financial Measures

This document includes certain financial measures that exclude items and therefore are not in accordance with U.S. generally accepted accounting principles (“GAAP”).  A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included in the following tables attached to this document.  Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends.  Management uses non‐GAAP measures that exclude certain items in order to provide additional insight into operating results and underlying trends and help investors compare results with our previous guidance.  The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies.  Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity.  Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	Sep 30,
	2019	2019	2018	2019	2018

Income from operations (GAAP)	$9,798	$11,941	$10,957	$37,826	$43,273
Restructuring charges and other costs	5,843	3,414	1,845	10,833	5,838
Settlement	-	773	-	773	-
Customer insolvency (recovery)	-	(16)	3,295	(2,758)	2,624
Amortization of intangible assets	2,367	2,361	2,368	7,095	7,101
Non-GAAP income from operations	$18,008	$18,473	$18,465	$53,769	$58,836

Gross Profit (GAAP)	$52,883	$52,998	$52,777	$159,681	$165,394
Settlement	-	773	-	773	-
Customer insolvency (recovery)	-	(16)	1,581	(1,040)	910
Non-GAAP gross profit	$52,883	$53,755	$54,358	$159,414	$166,304

Net income (loss) (GAAP)	$7,136	$9,447	$7,799	$30,356	$(4,899)
Restructuring charges and other costs	6,168	3,414	1,845	11,158	5,838
Customer insolvency (recovery)	-	(16)	3,295	(2,758)	2,624
Amortization of intangible assets	2,367	2,361	2,368	7,095	7,101
Settlements	(83)	(330)	-	(2,248)	-
Refinancing of credit facilities	-	-	1,982	-	1,982
Income tax adjustments(1)	(1,879)	(1,039)	(1,914)	(2,711)	(3,542)
Tax Cuts and Jobs Act(2)	-	-	-	-	40,537
Non-GAAP net income	$13,709	$13,837	$15,375	$40,892	$49,641

Diluted earnings (loss) per share:
Diluted (GAAP)	$0.19	$0.24	$0.17	$0.77	$(0.10)
Diluted (Non-GAAP)	$0.36	$0.36	$0.33	$1.04	$1.04

Weighted-average number of shares used in
calculating diluted earnings (loss) per share:
Diluted (GAAP)	37,645	38,583	46,455	39,184	47,415
Diluted (Non-GAAP)	37,645	38,583	46,455	39,184	47,754

(1)            This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.

(2)            This amount represents the impact of repatriating foreign earnings from our foreign jurisdictions to the U.S., offset by available U.S. foreign tax credits, and a non-recurring tax true-up benefit as a result of finalizing our federal and state income tax accounting for the U.S. transitions toll tax from the 2017 Tax Cuts and Jobs Act.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Sales	$555,229	$640,688	$1,759,651	$1,909,415
Cost of sales	502,346	587,911	1,599,970	1,744,021
Gross profit	52,883	52,777	159,681	165,394
Selling, general and administrative expenses	34,875	37,607	103,927	109,182
Amortization of intangible assets	2,367	2,368	7,095	7,101
Restructuring charges and other costs	5,843	1,845	10,833	5,838
Income from operations	9,798	10,957	37,826	43,273
Interest expense	(1,687)	(3,822)	(5,014)	(8,543)
Interest income	734	1,619	3,084	5,197
Other income (expense), net	(136)	1,139	2,276	827
Income before income taxes	8,709	9,893	38,172	40,754
Income tax expense	1,573	2,094	7,816	45,653
Net income (loss)	$7,136	$7,799	$30,356	$(4,899)

Earnings (loss) per share:
Basic	$0.19	$0.17	$0.78	$(0.10)
Diluted	$0.19	$0.17	$0.77	$(0.10)

Weighted-average number of shares used in calculating
earnings (loss) per share:
Basic	37,419	46,301	38,813	47,415
Diluted	37,645	46,455	39,184	47,415

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(UNAUDITED)
(in thousands)
	September 30,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$348,042	$458,102
Accounts receivable, net	348,099	468,161
Contract assets	161,068	140,082
Inventories	315,835	309,975
Other current assets	25,071	27,230
Total current assets	1,198,115	1,403,550
Property, plant and equipment, net	199,256	210,954
Operating lease right-of-use assets	79,854	-
Goodwill and other, net	281,521	285,279
Total assets	$1,758,746	$1,899,783

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$8,784	$6,793
Accounts payable	295,693	422,053
Accrued liabilities	136,760	108,313
Total current liabilities	441,237	537,159
Long-term debt and finance lease obligations, less current installments	141,017	147,277
Operating lease liabilities	70,167	-
Other long-term liabilities	77,553	83,122
Shareholders’ equity	1,028,772	1,132,225
Total liabilities and shareholders’ equity	$1,758,746	$1,899,783

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(in thousands)
(UNAUDITED)

	Nine Months Ended
	September 30,
	2019	2018

Cash flows from operating activities:
Net income (loss)	$30,356	$(4,899)
Depreciation and amortization	36,389	39,643
Stock-based compensation expense	8,461	8,229
Accounts receivable, net	121,171	(20,019)
Contract assets	(20,986)	(9,402)
Inventories	(6,557)	(54,342)
Accounts payable	(122,156)	12,620
Other changes in working capital and other, net	10,636	10,877
Net cash provided by (used in) operations	57,314	(17,293)

Cash flows from investing activities:
Additions to property, plant and equipment and software	(25,942)	(52,933)
Other investing activities, net	252	(2,102)
Net cash used in investing activities	(25,690)	(55,035)

Cash flows from financing activities:
Share repurchases	(118,350)	(122,053)
Net debt activity	(4,614)	(57,758)
Other financing activities, net	(17,699)	(13,897)
Net cash used in financing activities	(140,663)	(193,708)

Effect of exchange rate changes	(1,021)	(797)
Net decrease in cash and cash equivalents	(110,060)	(266,833)
Cash and cash equivalents at beginning of year	458,102	742,546
Cash and cash equivalents at end of period	$348,042	$475,713